Report of Independent Registered
Public Accounting Firm
To the Shareholders and Board of Directors of First Focus Funds, Inc.:
In planning and performing our audits
of the financial statements of First
Focus Funds, Inc. (the Funds) as of
and for the year ended March 31, 2007
in accordance with the standards of the
Public Company Accounting Oversight
Board (United States), we considered
their internal control over financial
reporting, including control activities
for safeguarding securities, as a basis
for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly, we express no such opinion.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.
Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of
effectiveness to future periods are
subject to the risk that controls may
become inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.
A control deficiency exists when the
design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A significant deficiency is a control
deficiency, or combination of control
deficiencies, that adversely affects the funds ability to initiate, authorize, record, process or report external financial data reliably in accordance with U.S. generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the funds annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.
Our consideration of the Funds internal
control over financial reporting was
for the limited purpose described in
the first paragraph and would not
necessarily disclose all deficiencies
in internal control that might be
significant deficiencies or material
weaknesses under standards established
by the Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies in
the Funds internal control over
financial reporting and its operation,
including controls for safeguarding
securities, that we consider to be a
material weakness as defined above
as of March 31, 2007.

This report is intended solely for
the information and use of management
and the Board of Directors of the Funds
and the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone other
than these specified parties.

/s/ KPMG LLP
Columbus, Ohio
May 29, 2007

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